SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2002

VERTEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	0-19640	95-3948704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21300 Victory Boulevard, Suite 700, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 227-1400

N/A
(Former name or former address, if changed since last report)

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS

On December 23, 2002, Vertel Corporation (“Vertel”) completed the sale of its e*ORB software product line and related customer contracts to PrismTech Limited (“PrismTech”) pursuant to an Asset Purchase Agreement dated November 27, 2002.

The consideration of up to $1.2 million in cash was determined based upon arm’s-length negotiations between Vertel and PrismTech. $250,000 was received at closing with $100,000, $150,000, and $100,000 due 30, 90 and 180 days, respectively after closing. The remaining $600,000 is payable in royalties based on e*ORB revenues over the 24 months following the close.

Prior to the disposition, there were no material relationships between PrismTech or its stockholders and Vertel, any of its affiliates, officers, directors, or any associate of any of its officers or directors, except that PrismTech was utilized as a subcontractor by Vertel and PrismTech was a licensed reseller of e*ORB for one customer.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) EXHIBITS. The following documents are filed as exhibits to this report:

10.21	Asset Purchase Agreement, dated November 27, 2002, and First Amendment, dated December 23, 2002, both by and between Vertel Corporation and PrismTech Limited.

99.1	Press Release of Vertel Corporation dated January 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2003

VERTEL CORPORATION

By: /s/ Craig Scott
Craig Scott Vice President Finance & Administration, Chief Financial Officer and Secretary